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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89928) pertaining to the ANADIGICS, Inc. Stock Option Plan, 1994 Long-Term Incentive and Share Award Plan, 1995 Long-Term Incentive Share Award Plan and Employee Stock Purchase Plan, the Registration Statements (Form S-8 No. 33-32533 and Form S-8 No. 333-63836) pertaining to the ANADIGICS, Inc. 1997 Long-Term Incentive and Share Award Plan for Employees, the Registration Statement (Form S-3 No. 333-75040) pertaining to the ANADIGICS, Inc. 5% Convertible Senior Notes due November 5, 2006, and the Registration Statement (Form S-3 No. 333-110538) pertaining to the registration by ANADIGICS, Inc. of $75,000,000 of its securities, of our report dated January 26, 2004 (except for the fourth paragraph of Note 13, as to which the date is February 6, 2004), with respect to the consolidated financial statements and schedule of ANADIGICS, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.



                                                           /s/ ERNST & YOUNG LLP


MetroPark, New Jersey
March 12, 2004